Designated Filer:WPM, L.P.

Issuer & Ticker Symbol:  Metavante Technologies, Inc. (MV)

Date of Event Requiring Statement:   October 1, 2009

Exhibit 99.3

JOINT FILERS’ SIGNATURES

WPM GP, LLC

By:/s/ Scott A. Arenare	Date: October 2, 2009
Name: Scott A. Arenare
Title: Managing Director and Secretary

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its General Partner

By: Warburg Pincus Partners, LLC, its Sole Member,

By: Warburg Pincus & Co., its Managing Member

By:/s/ Scott A. Arenare	Date: October 2, 2009
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners, LLC, its Sole Member,

By: Warburg Pincus & Co., its Managing Member

By:/s/ Scott A. Arenare	Date: October 2, 2009
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC By: Warburg Pincus & Co., its Managing Member

By:/s/ Scott A. Arenare	Date: October 2, 2009
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:/s/ Scott A. Arenare	Date: October 2, 2009
Name: Scott A. Arenare
Title: Managing Director

Designated Filer:WPM, L.P.

Issuer & Ticker Symbol:Metavante Technologies, Inc. (MV)

Date of Event Requiring Statement: October 1, 2009

WARBURG PINCUS & CO.

By:/s/ Scott A. Arenare	Date: October 2, 2009
Name: Scott A. Arenare
Title: Partner

By:/s/ Scott A. Arenare	Date: October 2, 2009
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact

By:/s/ Scott A. Arenare	Date: October 2, 2009
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact